                                          Exhibit (10)-22
                                          Unicom Corporation and
                                          Commonwealth Edison Company
                                          Form 10-K File Nos. 1-11375 and 1-1839


                             EMPLOYMENT AGREEMENT
                             --------------------

    THIS EMPLOYMENT AGREEMENT ("Agreement") dated November 1, 1997 is made and entered into between Commonwealth Edison Company ("ComEd") and Oliver D. Kingsley, Jr. ("Kingsley").

1.  EMPLOYMENT
    ----------

    ComEd hereby employs Kingsley and Kingsley hereby accepts such employment on the terms and conditions as hereinafter set forth.

2.  TERM OF EMPLOYMENT
    ------------------

    Subject to the provisions of Section 12, ComEd shall employ Kingsley as Executive Vice President of ComEd and President and Chief Nuclear Officer - Nuclear Group from November 1, 1997 to and including October 31, 2001 ("Initial Term"), provided that upon the expiration of the Initial Term, this Agreement shall be renewed automatically for successive periods of one year each (the "Term"), unless written notice of the intention not to renew this Agreement is provided by either ComEd or Kingsley within 90 days prior to the expiration of any Term.

3.  DESCRIPTION OF DUTIES
    ---------------------

    Kingsley shall have overall accountability for nuclear operations and shall perform to the best of his ability and to the reasonable satisfaction of ComEd all duties normally attendant to his position. Kingsley shall have such authority and responsibility as described in the attached Guidelines.

4.  EXCLUSIVITY OF EMPLOYMENT
    -------------------------

    Kingsley represents and warrants that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering exclusive services to ComEd during the Initial Term or any additional Term, and that he has not made and will not make any commitment, agreement or arrangement, or do any act in conflict with this Agreement. Kingsley shall devote his full employment energies, interest, abilities and time to the performance of his obligations hereunder.

5.  COMPENSATION AND BONUS
    ----------------------

    A. Salary
       ------

       For services to be rendered by Kingsley pursuant to this Agreement, and provided that Kingsley has kept and performed all of his obligations hereunder, ComEd shall pay to Kingsley an annual salary ("Salary") for calendar years 1997 and 1998 of $475,000, to be paid in accordance with ComEd's normal payroll practices as such practices may be modified from time to time. Kingsley shall receive the above-named Salary for all hours worked by him in a week regardless of the number of hours he may work. Effective beginning with calendar year 1999, ComEd may increase Kingsley's Salary, provided that it shall not be reduced after any such increase, and the term Salary as used in this Agreement shall refer to the Salary as so increased.

    B. Employment Sign-On Payment
       --------------------------

       ComEd shall pay to Kingsley, no later than December 1, 1997; an employment sign-on payment of $375,000, provided however, that such payment shall not be taken into account in determining Kingley's compensation for purposes of any tax-qualified retirement plan sponsored by ComEd or the Commonwealth Edison Supplemental Management Retirement Plan . In the event that Kingsley resigns his employment with ComEd prior to November 1, 1999, Kingsley agrees promptly to repay $250,000 to ComEd.

    C. Incentive Compensation
       ----------------------

       (i) Beginning in 1998, Kingsley shall participate in Unicom Corporation's Annual Incentive Award Program in accordance with the terms and conditions thereof; provided, however that for each of 1998 and 1999, Kingsley shall be guaranteed the target award under such Program for the applicable year or, if greater, the actual award for such year.

       (ii) Effective immediately, Kingsley shall participate in Unicom Corporation's Long Term Performance Unit Award Program in accordance with the terms and conditions thereof; provided, however that any award payable to Kingsley under such Program with respect to 1997, 1998 or 1999 will be made as though Kingsley participated in the Program for the entire cycle with respect to which such awards are payable.

    ComEd may take such deductions, withholdings or payments from sums payable to Kingsley pursuant to the provisions of this Agreement as are required by law for taxes and similar charges.

6.  STOCK AWARDS
    ------------

    ComEd shall make the following stock awards to Kingsley on the date determined by the Board of Directors of ComEd (the "Grant Date"):

    A. A grant of 25,000 non-qualified stock options, one third of which shall vest on each of the first, second and third anniversaries of the Grant Date; and

    B. A grant of 20,000 shares of restricted stock one-third of which shall vest on each of the second, third and fourth anniversaries of the date hereof.


7.  LIVING COST ALLOWANCE
    ---------------------

    ComEd shall pay to Kingsley an annual living cost allowance of $75,000 (increased by the amount necessary to reimburse Kingsley for any federal, state, local or other income taxes payable by Kingsley with respect to (a) the living cost allowance and (b) the amount paid as reimbursement of any such income taxes) during the first three years of the Initial Term, which shall be payable in annual installments commencing December 1, 1997. Any payment made under this
Section 7 shall not be taken into account in determining Kingley's compensation for purposes of any tax-qualified retirement plan sponsored by ComEd or the Commonwealth Edison Supplemental Management Retirement Plan.

8.  EMPLOYEE BENEFITS
    -----------------

    During the Initial Term and any subsequent Term, Kingsley shall be eligible to participate in such ComEd benefit plans as are generally made available to ComEd peer executives, as those plans may be modified from time to time, including, but not limited to, medical, dental and vision care benefits, life insurance, retirement benefits and vacation benefits; provided, however that Kingsley shall be entitled to paid time off of 30 days per year.

    In addition, Kingsley shall be credited with years of service and entitled to payment under the Commonwealth Edison Supplemental Management Retirement Plan in accordance with the provisions of Attachment A.

9.  NONDISCLOSURE OF EMPLOYER INFORMATION AND NONSOLICITATION
    ---------------------------------------------------------

    Kingsley acknowledges that the successful operation of ComEd's Nuclear Operations requires substantial time and expense and that such efforts generate for ComEd valuable and proprietary information, which gives ComEd business advantages over others who do not have such information. For purposes of this Agreement, "confidential information" is information which: (a) is known or reasonably should be known by Kingsley to be confidential; (b) is identified orally to Kingsley as information that is confidential; or (c) is identified in writing as information that is confidential. Confidential information includes but is not limited to information relating to: contracts involved in ComEd's business, information regarding acquisitions and sales of entities under consideration by ComEd, and specific contracts with customers of ComEd. Kingsley acknowledges that during the course of his employment under this Agreement, he will obtain knowledge of such confidential information, and Kingsley agrees to undertake the following obligations which he acknowledges to be reasonably designed to protect ComEd's legitimate business interests without unnecessarily or unreasonably restricting Kingsley's business opportunities:

     A. Upon termination of this Agreement for any reason, regardless of how such termination may be effected, or whenever requested by ComEd, Kingsley shall immediately turn over to ComEd all of ComEd's property, including but not limited to originals and copies of computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of ComEd's confidential information;

     B. During the Initial Term and any subsequent Term, and after termination of this Agreement for any reason (with or without cause), Kingsley agrees to forever hold in confidence and not at any time, in any way, directly or indirectly, to use for his own benefit or the benefit of some other person, firm, corporation or other entity, or to divulge, disclose or communicate to any person, firm, corporation or other entity, any confidential information unless (1) at that time the information has become, without any action by Kingsley in breach of this Agreement, generally and lawfully known to the public or in Kingsley's trade or industry; (2) the information has been disclosed to a third party by ComEd without restrictions similar to those contained herein; (3) the information is disclosed by Kingsley pursuant to the order or requirement of a court or other governmental body; (4) the information is known to Kingsley before disclosure by ComEd; or (5) the information becomes lawfully known to Kingsley independent of, and unrelated to, Kingsley's employment by ComEd; and

     C. During the Initial Term and any subsequent Term and for a one year period from the date of termination of this Agreement for any reason, Kingsley shall not actively solicit or assist in the active solicitation of any employee away from ComEd's employ or to in any way impede the faithful discharge of such ComEd's agent's or employee's contractual and fiduciary obligations to serve ComEd's interests with undivided loyalty.

10.  OWNERSHIP OF INVENTIONS AND BUSINESS IDEAS
     ------------------------------------------

     Inventions, innovations, or ideas (hereinafter "inventions") that Kingsley develops or conceives, alone or together with others, belong to ComEd if: they were conceived or developed at the time Kingsley was employed under this Agreement; they were financed by ComEd or Kingsley used or relied on ComEd's resources, materials, facilities, funds, information, agents, or employees; or, they related to ComEd's business activities and used information that Kingsley acquired in the course of working for ComEd. Kingsley will assign to ComEd as its exclusive property the entire right, title and interest in all inventions that belong to ComEd under this Section 10. Kingsley will keep written records of all inventions belonging to ComEd under this Section 10 and shall promptly submit those records to ComEd. Further, Kingsley will execute all papers and provide any other assistance that ComEd may reasonably request, to enable ComEd or anyone it designates to obtain, at its expense, patents, copyrights and legal protection in any country for the inventions which belong to ComEd under this Section 10.

11.  BREACH
     ------

     In the event that Kingsley breaches any term of this Agreement including, without limitation, the provisions set forth in Sections 9 and 10 hereof, the parties agree that ComEd may seek, but is not obligated to seek, equitable relief, including, but not limited to, specific performance, as a remedy.

12.  TERMINATION
     -----------

     A. ComEd may immediately terminate this Agreement for "cause" by giving notice of such termination to Kingsley. Immediately upon receipt of notice of termination, Kingsley shall no longer be entitled to participate in the management or other operations of ComEd. "Cause" shall mean:

           (i) Kingsley's material breach of any of the terms of this Agreement;

           (ii) Kingsley's willful commission of acts(s) or omissions(s) which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition or reputation of ComEd;

           (iii) Kingsley's conviction (including a plea of guilty or nolo contendere) of a felony or any crime of fraud, theft, dishonesty or moral turpitude; or,

           (iv) Kingsley's material violation of any statutory or common law duty of loyalty to ComEd.

           If ComEd terminates this Agreement for "cause" as defined above, or if Kingsley dies, becomes disabled or resigns from his employment with ComEd other than for "good reason" as defined below, during the Initial Term or any subsequent Term, Kingsley shall be paid all accrued compensation and benefits through the date of termination of employment, death or disability, but shall not be entitled to any continued Salary, bonuses, or benefits except as required under the law or under the terms of the benefits plans as in effect on the date of such termination of employment, death or disability.

     B. ComEd may terminate this Agreement at any time for reasons other than "cause" as defined in this Section 12(A) or Kingsley may resign his employment with ComEd at any time for "good reason." "Good reason" shall mean:

          (i)   ComEd's material breach of any of the terms of this Agreement;

          (ii) A material reduction of Kingsley's Salary, incentive compensation or benefits; or

          (iii) A material reduction or adverse alteration in the nature of Kingsley's position, responsibilities or authority, or Kingsley's becoming the holder of a lesser office or title than that provided under this Agreement.

          If ComEd terminates this Agreement for reasons other than "cause" or if Kingsley resigns for "good reason":

          (i) ComEd shall pay to Kingsley all accrued compensation (Salary and incentive pay) and benefits through the date of termination of employment;

          (ii) ComEd shall pay to Kingsley a lump sum amount equal to his then current Salary;

          (iii) Any unvested shares of restricted stock granted pursuant to this Agreement shall immediately become fully vested and nonforfeitable;

          (iv) Kingsley shall receive executive outplacement assistance from a firm of Kingsley's selection; and

          (v) ComEd shall continue to provide, at its expense, the health care and life insurance coverage Kingsley has elected under ComEd's health care and group term life insurance plans for a period of twelve months beginning on the date of termination of employment; provided that continuation coverage under this
                Section 12(B) shall be in lieu of any continuation coverage to which Kingsley would be entitled under applicable law.

          In the event of a termination of employment under this Section 12(B), the compensation and benefits provided to Kingsley hereunder shall be his sole remedy and Kingsley shall not be entitled to any additional compensation or benefits except as required under applicable law or under the terms of the ComEd benefit plans as in effect on the date of termination.

13.  ASSIGNMENT AND SURVIVAL OF OBLIGATIONS
     --------------------------------------

     A. Kingsley acknowledges that his services are unique and personal. Accordingly, Kingsley may not assign his rights or delegate his duties or obligations under this Agreement, and all of Kingsley's rights and obligations shall terminate upon Kingsley's death other than such compensation and benefits as have accrued on or before his death.

     B. ComEd's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon ComEd's successors and assigns.

     C. Kingsley agrees that all obligations under this Agreement that survive by their terms shall survive the termination of his employment with ComEd.

14.  ENTIRE AGREEMENT
     ----------------

     This Agreement contains the entire understanding of the parties, and supersedes all prior written or oral agreements or understandings. This Agreement may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

15.  DISPUTE RESOLUTION
     ------------------

     ComEd shall be entitled to seek injunctive relief for any violation of the provisions of Sections 9 and 10 of this Agreement. All other disputes that relate in any way to Kingsley's employment or to the provisions of this Agreement shall be resolved by binding arbitration held in the State of Illinois pursuant to the rules of the American Arbitration Association.

16.  COUNTERPARTS
     ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.  NO WAIVER
     ---------

     Either party's failure to insist upon strict compliance with any of the terms, conditions or covenants expressed in this Agreement shall not be deemed a waiver of such term, condition or covenant, or any other term, condition or covenant, nor shall any waiver or relinquishment of any right or power under this Agreement at one time or times be deemed a waiver or relinquishment of such right or power or any other right or power at any other time or times.

18.  APPLICABLE LAW
     --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

19.  NOTICES
     -------

     All notices required or permitted under this Agreement shall be deemed to have been duly given and made if in writing and if served either by personal delivery to the party to whom intended or by being deposited, postage paid, certified or registered mail, return receipt requested, in the United States mail. Notices to Kingsley shall be addressed to the personal address that Kingsley provides to ComEd. Notices to ComEd should be sent to Pamela B. Strobel, Vice President and General Counsel, Commonwealth Edison Company, One First National Plaza, 10 S. Dearborn, 37th Floor, Chicago, Illinois 60603.

20.  SAVINGS CLAUSE
     --------------

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     Kingsley has read, understands, and accepts all of the provisions in this Agreement and in all documents incorporated herein.



     IN WITNESS WHEREOF, the parties have executed this Agreement.


Employer:                                       Employee:


COMMONWEALTH EDISON COMPANY



  By:__________________________________         __________________________
     James J. O'Connor                          Oliver D. Kingsley, Jr.
     Chairman & Chief Executive Officer


Date:  October ___________, 1997                Date:  October ___________, 1997

                                  ATTACHMENT A


     For purposes of determining Kingsley's Credited Service under the Commonwealth Edison Company Supplemental Management Retirement Plan (the "Plan"), Kingsley shall be credited with years of service in accordance with the following schedule:


     Years of Employment      Years of Credited Service
     -------------------      -------------------------

     Less than 2                        0
     2 but less than 3                 15
     3 but less than 4                 20
     4 but less than 5                 25
     5 or more                Additional service determined in
                              accordance with the terms of the Plan

     If, prior to the date Kingsley would be eligible to receive an annuity under the Commonwealth Edison Service Annuity System (the "Service Annuity System"), Kingsley (a) becomes entitled to payment under the Plan, or (b) dies while employed, then, as applicable, Kingsley shall be entitled to elect payment in the form of a service annuity or a marital annuity, or his surviving spouse shall be immediately entitled to a surviving spouse benefit , any of which shall be determined as though he (or his surviving spouse) were entitled to such annuities under the Service Annuity System, taking into account Kingsley's service as credited above.